UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2014

PepsiCo, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-1183	13-1584302
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Anderson Hill Road, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-253-2000

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2014, the Board of Directors (the "Board") of PepsiCo, Inc. (the "Company" or "PepsiCo") elected Rona Fairhead as an independent member of the Board, effective March 13, 2014. Mrs. Fairhead will serve on the Audit Committee of the Board, effective March 13, 2014. Mrs. Fairhead’s election will bring the total number of directors on the Board to 14.

Mrs. Fairhead will participate in the compensation and benefit programs for non-management directors as described on pages 58 through 60 of the Company’s Proxy Statement for its Annual Meeting of Shareholders held on May 1, 2013 (filed with the Securities and Exchange Commission on March 22, 2013).

Mrs. Fairhead, 52, served as Chairman and Chief Executive Officer of the Financial Times Group, a division of Pearson plc ("Pearson"), from 2006 to 2013. Pearson is an international media education company and the Financial Times Group division provides financial news, data, commentary and analysis in print and online to the international business community. She previously served as Pearson’s Chief Financial Officer from 2002 to 2006. Prior to joining Pearson, Mrs. Fairhead held a variety of leadership positions at Bombardier Inc., in the Aerospace division, and at Imperial Chemical Industries plc, a specialty chemicals company, where she ultimately served as Executive Vice President of Strategy and Group Financial Control. Mrs. Fairhead was named a Commander of the Order of the British Empire in 2012 and was appointed a British Business Ambassador in 2014. In addition, she is a member of the United Kingdom Government’s Cabinet Office, supporting the Prime Minister to ensure effective development, coordination, and implantation of policy and operations across all government departments. She currently serves on the board of directors of HSBC Holdings plc and chairs the board of HSBC North America Holdings. She is also on the board of the Economist Group.

Item 8.01 Other Events.

On February 6, 2014, the Board of PepsiCo declared a quarterly dividend of $0.5675 payable March 31, 2014, to shareholders of record on March 7, 2014.

Statements in this communication that are "forward-looking statements" are based on currently available information, operating plans and projections about future events and trends. Terminology such as "believe," "expect," "intend," "estimate," "project," "anticipate," "will" or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; changes in the legal and regulatory environment; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity plan or global operating model; disruption of PepsiCo’s supply chain; damage to PepsiCo’s reputation; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; trade consolidation or the loss of any key customer; any downgrade or potential downgrade of PepsiCo’s credit ratings; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; fluctuations in foreign exchange rates; climate change, or legal, regulatory or market measures to address climate change; failure to successfully renew collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; and potential liabilities and costs from litigation or legal proceedings.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiCo, Inc.

February 7, 2014	By:	Kelly Mahon Tullier

Name: Kelly Mahon Tullier
Title: Senior Vice President, Deputy General Counsel